EXHIBIT 99.2

Q3 2018 Earnings Call October 30, 2018

Industry Data and Forward-Looking Statements Disclaimer

- Broadwind obtained the industry and market data used throughout this presentation from our own research, internal surveys and studies conducted by third parties, independent industry associations or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. We are not aware of any misstatements in the industry data we have presented herein, but estimates involve risks and uncertainties and are subject to change based on various factors beyond our control.
- Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iii) our ability to continue to grow our business organically and through acquisitions; (iv) our production, sales, collections, customer deposits and revenues generated by new customer orders and the resulting cash flows; (v) the sufficiency of our liquidity and alternate sources of funding, if necessary; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xi) the effects of the change of administrations in the U.S. federal government; (xii) our ability to successfully integrate and operate the business of Red Wolf Company, LLC and to identify, negotiate and execute future acquisitions; and (xiii) the potential loss of tax benefits if we experience an "ownership change" under Section 382 of the Internal Revenue Code of 1986, as amended; and (xiv) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.
- This presentation contains non-GAAP financial information. We believe that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. We believe that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Please see our earnings release dated October 30, 2018 for a reconciliation of certain non-GAAP measures presented in this presentation.

October 30, 2018

Broadwind ENERGY

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Highlights – Q3 ▪ Orders up 12% - customer diversification efforts on track ▪ $31.4M revenue and $.2M EBITDA - in line with guidance ▪ Tariffs and tight steel market remain a headwind for towers in Q4 ▪ Gearing segment reaches profitability milestone ▪ Order book building for strong 2019 October 30, 2018 3

Orders and Backlog ($ Millions) Orders Sept YTD: ▪ Tower orders depressed by steel price spike ▪ Rising demand for heavy fabrications for mining, construction, other ▪ Strong Gearing orders from oil & gas, mining, wind customers ▪ Process Systems: weaker demand for components for new gas turbines Backlog $107M October 30, 2018 Q3 17 Q3 18 YTD 9/30/17 YTD 9/30/18 YTD 2018 Book:Bill Towers & Heavy Fabrications $1.8 $3.8 $32.3 $21.1 .36 Gearing 10.6 11.5 29.5 33.0 1.21 Process Systems 5.3 4.4 13.4 12.4 .98 Total 17.7 19.7 75.2 66.5 .68 4 - 50 100 150 200 250 300 350 Q2 12 Q3 13 Q4 14 Q1 16 Q2 17 Q3 18 Towers and Heavy Fabrications Gears Process Systems

- 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 Orders from Diverse Customers Successful Diversification of BWEN Customer Base October 30, 2018 5 ▪ Diversification of customer base on track to meet $40M target for 2018 ▪ Oil and gas, mining and other industrial has grown to >$60M annual intake for BWEN $40M target YTD Orders - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 Non - Wind Order Trend (T12M ) Oil & Gas Oth . Industrial Mining

Market Outlook – US Wind (GW) Source : MAKE Global Wind Market Outlook Update – Q3 2018 Forecast Development Pipeline - GW Source: AWEA Q3 2018 Market Report October 30, 2018 6 ▪ Adv. Development means turbines ordered or utility owned projects or PPA in place ▪ Project pipeline remains strong in support of 10+ GW outlook for 2019/20 ▪ 2021 forecast 7.5 GW 0 2 4 6 8 10 12 14 2015 2016 2017 2018e 2019e 2020e 2021e Forecast – GW Installations 0 5 10 15 20 25 30 35 40 Q1 16 Q3 16 Q1 17 Q3 17 Q1 18 Q3 18 GW Under construction at QE Adv. Development

Market Outlook - U.S. Gearing Production ($ millions) *Excluding automotive Sources: AGMA & IHS 7 October 30, 2018 0 500 1000 1500 2000 2500 3000 3500 4000 4500 5000 2012 2013 2014 2015 2016 2017 2018E 2019E 2020E 2021E ▪ Demand for gearing produced in US is expected to rise ~ 7% p.a. through 2019 then flatten ▪ Fastest growing markets include oil and gas, material handling and power equipment

2018 Priorities October 30, 2018 8 ▪ Continue focus on customer diversification ▪ Complete manufacturing footprint r eduction ▪ Restructure systems to support changing sales mix ▪ Continuous improvement to offset margin compression ▪ Manage through raw materials escalation risk ▪ Ensure steel supply to support strong 2019 production

Towers and Heavy Fabrications Q3 2017 Q3 2018 YTD 2017 YTD 2018 Orders ($M) $1.8 $3.8 $32.3 $21.1 Sections Sold (#) 126 132 790 476 Revenue ($M) 16.0 17.3 99.2 58.1 Operating Inc/(Loss) ($M) (1.5) (0.8) 7.2 (1.5) - % of Sales (9.2%) (4.4%) 7.2% (2.6%) EBITDA* ($M) (0.2) 0.6 10.8 2.7 - % of Sales (1.0%) 3.7% 10.9% 4.6% Q3 Results ▪ Segment orders up from PY - increased mining and industrial demand ▪ Q3 18 tower sections sold up slightly but down YTD ▪ Operating loss narrowed to $.8M – higher production volumes, better plant utilization, reduced overhead and operating expenses Priorities ▪ Diversify tower customer base and grow heavy fabrications business ▪ Cost out to offset margin pressure ▪ Build capabilities and customer base for heavy fabrications October 30, 2018 * Reconciliation to non - GAAP measure included in Appendix 9 356 352 344 387 400 264 126 30 143 201 132 Q1 16 Q2 16 Q3 16 Q4 16 Q1 17 Q2 17 Q3 17 Q4 17 Q1 18 Q2 18 Q3 18 Quarterly Tower Section Sales

Gearing Q3 2017 Q3 2018 YTD 2017 YTD 2018 Orders ($M) $10.6 $11.5 $29.5 $33.0 Revenue ($M) 7.6 10.1 17.5 27.5 Operating (Loss)/ Income ($M) (0.4) 0.3 (2.6) (0.9) EBITDA* ($M) 0.3 1.0 (0.6) 1.0 Q3 Results ▪ Orders up due primarily to timing of demand from wind customers ▪ Revenue up 33% compared to Q3 17 ▪ EBITDA $1M – increased plant utilization and productivity ▪ Achieved profitability milestone October 30, 2018 Priorities ▪ Continue diversification of customer base ▪ Achieve consistent operating pattern ▪ Grow and optimize Gearbox production ▪ Generate positive operating income * Reconciliation to non - GAAP measure included in Appendix 10 0.0 2.0 4.0 6.0 8.0 10.0 12.0 2013 2014 2015 2016 2017 Q1 18 Q2 18 Q3 18 $M Gearing Revenue by Market Oil & Gas Mining Wind Industrial Steel

October 30, 2018 Process Systems Q3 2017 Q3 2018 YTD 2017 YTD 2018 Orders ($M) $5.3 $4.4 $13.4 $12.4 Revenue ($M) 6.1 4.2 12.3 12.7 Operating income/(Loss) ($M) 0.1 (0.9) (1.8) (7.6) EBITDA* ($M) 0.6 (0.3) (0.5) (0.8) * Reconciliation to non - GAAP measure included in Appendix Q3 Results ▪ Process Systems includes Abilene - based CNG and fabrications, and Red Wolf as of Feb 1, 2017 ▪ Operating loss $.9M – lower sales volume partially offset by improved utilization in Abilene production facility Priorities ▪ Leverage increasing aftermarket opportunities in the NGT market ▪ Progress Red Wolf customer diversification ▪ Expand share with existing customers ▪ Exit CNG 11 - 2 4 6 8 10 12 14 $ Millions Cumulative YTD Order Trend New Gas Turbine Aftermarket Diverse

BWEN Consolidated Financial Results

	Q3 17	Q3 18	YTD 17	YTD 18
Total Sales	$29.6	**$31.4**	$129.0	**$98.2**
Gross Profit	1.0	**1.5**	11.3	**3.6**
Gross Profit %	*3.4%*	***4.7%***	*8.7%*	***3.6%***
Recurring Operating Expense	4.2	**4.1**	13.4	**12.6**
Red Wolf earn-out and goodwill one-time items	(1.4)	**-**	(1.4)	**3.9**
Total Operating Expenses	2.8	**4.1**	12.0	**16.5**
Operating (Loss)	(1.8)	**(2.6)**	(0.7)	**(12.9)**
% of sales	*(6.2%)*	***(8.3%)***	*(0.6%)*	***(13.1%)***
Adj. EBITDA	0.9	**0.2**	6.7	**0.7**
% of sales	*2.9%*	***0.6%***	*5.2%*	***0.7%***
EPS, Continuing	(.14)	(.05)	.25	**(.76)**

$M except as noted otherwise

- Q3 18 sales up YoY due to customer and end market diversification in Gearing and the Towers and Heavy Fabrications segments
- Gross profit up YoY due to improved productivity and plant utilization in Gearing. Strong cost management and productivity in Towers and Fabrications.
- Operating loss increased in Q3 18 due primarily to absence of the $1.4M reversal of Red Wolf earn-out reserve recorded in prior year
- $.14/share non-cash gain associated with the extinguishment of the NMTC transaction

October 30, 2018

Broadwind ENERGY

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Operating Working Capital (OWC) October 30, 2018 ▪ Cash conversion increased to 54 days due primarily to timing of customer receipts/deposits ▪ OWC expected to decline as deposits are received to support production * Operating Working Capital = Trade A/R + Inventories – Trade Payables – Customer Deposits 12/31/17 6/30/18 9/30/18 DSO 70 44 49 Inv. Turns 5.0 6.7 5.1 DPO 44 41 44 Cash Conv. (days) 48 36 54 OWC $M 11.4 14.3 18.2 OWC* Historical Trend – cents/$ sales OWC* Management 13 $(0.05) $- $0.05 $0.10 $0.15 $0.20

Balance Sheet and Capital Expenditures October 30, 2018 $6.2 $6.6 2016 2017 2018e 2016 2017 2018e <1% Capital Expenditures (net) ▪ Cash receipts applied to reduce balance on credit line – minimize interest expense ▪ $25M credit line had $6M of additional availability at quarter - end ▪ Capital expenditures minimal in 2018 – Abilene tower facility expansion complete in 2017 ▪ 2019 capital expenditures ~2 - 3% of sales 14 % of sales 3.4% 4.5% 12/31/20176/30/20189/30/2018 Cash Assets 0.1$ 0.1$ 0.1$ Accounts Receivable 13.6 17.9 16.7 Inventory 19.3 20.7 23.5 PPE 55.7 52.3 50.7 Other 23.7 17.7 17.0 Total Assets 112.4 108.7 108.0 Accounts Payable 11.8 15.7 14.4 Customer Deposits 9.8 8.7 7.8 Debt + Cap Leases 16.7 21.3 23.2 Other 8.1 7.0 7.1 Total Liabilities 46.4 52.7 52.5 Equity 66.0 56.0 55.5 (In Millions)

Q3 Summary and Guidance ▪ Q3: As guided – Gearing progress offset by rescheduled tower production ▪ Q4: Tower production low point; $ 25 - 26M revenue , EBITDA ($1 - 2M) ▪ 2019: Average quarterly revenue >$40M, consistent positive EBITDA October 30, 2018 15

Appendix

Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
Net (Loss)/Income from continuing operations	$ (750)	$ (2,049)	$ (11,644)	$ 3,745
Interest Expense	372	228	1,022	584
Income Tax Provision/(Benefit)	13	(22)	(20)	(5,056)
Depreciation and Amortization	2,284	2,267	6,990	6,571
Share-based Compensation and Other Stock Payments	370	439	1,214	900
Restructuring Costs	157	-	424	-
Impairment Charges	-	-	4,993	-
NMTC Extinguishment Gain	(2,249)	-	(2,249)	-
Adjusted EBITDA (Non-GAAP)	$ 197	$ 863	$ 730	$ 6,744

Towers and Heavy Fabrications Segment	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
Net (Loss)/Income	$ (591)	$ (901)	$ (1,078)	$ 5,127
Interest Expense/(Benefit)	48	28	128	63
Income Tax (Benefit)/Provision	(214)	(600)	(587)	2,003
Depreciation and Amortization	1,237	1,121	3,773	3,283
Share-based Compensation and Other Stock Payments	152	197	465	312
Adjusted EBITDA (Non-GAAP)	$ 632	$ (155)	$ 2,701	$ 10,788

Gearing Segment	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
Net Income/(Loss)	$ 344	$ (393)	$ (949)	$ (2,568)
Interest Expense	2	3	7	9
Income Tax Provision/(Benefit)	-	(7)	0	(2)
Depreciation and Amortization	566	610	1,742	1,847
Share-based Compensation and Other Stock Payments	77	72	220	113
Adjusted EBITDA (Non-GAAP)	$ 989	$ 285	$ 1,020	$ (601)

October 30, 2018

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Appendix

Process Systems	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Net Income/(Loss)	$ (2,471)	$ 4,321	$ (7,092)	$ (1,449)
Interest Expense	1	1	2	4
Income Tax Provision/(Benefit)	1,552	(4,219)	(498)	(378)
Depreciation and Amortization	429	477	1,304	1,278
Share-based Compensation and Other Stock Payments	18	18	70	34
Restructuring Expense	157	-	424	-
Impairment Expense	-	-	4,993	-
Adjusted EBITDA (Non-GAAP)	$ (314)	$ 598	$ (797)	$ (511)

Corporate and Other	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Net(Loss)/Income	$ 1,968	$ (5,076)	$ (2,525)	$ 2,635
Interest Expense	321	196	885	508
Income Tax Provision/(Benefit)	(1,325)	4,804	1,065	(6,679)
Depreciation and Amortization	52	59	171	163
Share-based Compensation and Other Stock Payments	123	152	459	441
NMTC Extinguishment Gain	(2,249)	-	(2,249)	-
Adjusted EBITDA (Non-GAAP)	$ (1,110)	$ 135	$ (2,194)	$ (2,932)

October 30, 2018

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Broadwind Energy is a precision manufacturer of structures, equipment & components for clean tech and other specialized applications . www.BWEN.com October 30, 2018 18